April 2009 Performance Update

The Frontier Fund Supplement Dated May 13, 2009 to Prospectus Dated February 11, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

April performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	April 30, 2009	April 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-2	-2.11%	-1.36%	$ 140.51
Balanced Series-2a	-2.12%	-1.59%	$ 119.36
Campbell/Graham/Tiverton Series-2	-2.69%	-4.55%	$ 118.49
Currency Series-2	-2.49%	-7.45%	$ 101.16
Long/Short Commodity Series-2	1.79%	6.38%	$ 116.25
Winton/Graham Series-2	-2.82%	-4.66%	$ 125.35
Winton Series-2	-3.47%	-4.97%	$ 133.08
Long Only Commodity Series-2	0.87%	-4.79%	$ 70.89
Managed Futures Index Series-2	-4.11%	-9.85%	$ 125.94

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of April 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,170,290.89
Unrealized trading gain/(loss)			(2,655,915.83)
Less: commissions			(30,376.81)
Less: FCM fees			(35,223.72)
Foreign currency gain/(loss)			49.16
Interest income			20,217.89

Total Income			(1,530,958.42)

EXPENSES

Management fees			28,349.84
Incentive fees			180,225.90

Total Expenses			208,575.74

Net Income (Loss)			$(1,739,534.16)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	543,276.75472	$77,983,054.14	143.54
Current month additions	48,887.91339	6,972,488.54
Current month redemptions	(5,371.93619)	(766,106.86)
Net Income (loss) for current month		(1,739,534.16)

Net Asset Value, end of current month	586,792.73192	$82,449,901.66	140.51

	Monthly rate of return		-2.11%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$37,149.64
Unrealized trading gain/(loss)			(87,670.68)
Less: commissions			(1,000.59)
Less: FCM fees			(1,158.83)
Foreign currency gain/(loss)			(1.29)
Interest income			3,598.42

Total Income			(49,083.33)

EXPENSES

Trading Fee			2,509.14
Management fees			1,491.04
Incentive fees			5,452.85

Total Expenses			9,453.03

Net Income (Loss)			$(58,536.36)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	19,110.02503	$2,330,388.54	121.95
Current month additions	6,585.35965	795,211.00
Current month redemptions	—	—
Net Income (loss) for current month		(58,536.36)

Net Asset Value, end of current month	25,695.38468	$3,067,063.18	119.36

	Monthly rate of return		-2.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(116,770.82)
Unrealized trading gain/(loss)			(122,993.08)
Less: commissions			(2,392.43)
Less: FCM fees			(4,083.76)
Foreign currency gain/(loss)			10.63
Interest income			2,354.39

Total Income			(243,875.07)

EXPENSES

Management fees			20,276.07
Incentive fees			(77.03)

Total Expenses			20,199.04

Net Income (Loss)			$(264,074.11)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	79,322.12762	$9,658,747.33	121.77
Current month additions	8,836.25588	1,051,886.00
Current month redemptions	(324.62077)	(38,862.56)
Net Income (loss) for current month		(264,074.11)

Net Asset Value, end of current month	87,833.76273	$10,407,696.66	118.49

	Monthly rate of return		-2.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(81,399.64)
Unrealized trading gain/(loss)			(321,576.23)
Net change in inter-series payables			347,403.07
Less: FCM fees			(8,161.90)
Interest income			3,785.07

Total Income			(59,949.63)

EXPENSES

Management fees			8,238.82
Incentive fees			—

Total Expenses			8,238.82

Net Income (Loss)			$(68,188.45)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,136.24705	$2,711,627.78	103.75
Current month additions	319.21865	33,000.00
Current month redemptions	(49.46130)	(5,128.76)
Net Income (loss) for current month		(68,188.45)

Net Asset Value, end of current month	26,406.00440	$2,671,310.57	101.16

	Monthly rate of return		-2.49%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$541,338.32
Unrealized trading gain/(loss)			(188,904.60)
Less: commissions			(10,079.12)
Less: FCM fees			(6,310.16)
Foreign currency gain/(loss)			(108.90)
Interest income			18,742.97

Total Income			354,678.51

EXPENSES

Management fees			45,822.01
Incentive fees			71,652.88

Total Expenses			117,474.89

Net Income (Loss)			$237,203.62

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	113,312.44518	$12,940,611.42	114.20
Current month additions	9,185.00506	1,061,359.00
Current month redemptions	(1,545.71927)	(178,480.73)
Net Income (loss) for current month		237,203.62

Net Asset Value, end of current month	120,951.73097	$14,060,693.31	116.25

	Monthly rate of return		1.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(262,683.68)

Unrealized trading gain/(loss)			(100,643.99)
Less: commissions			(4,088.59)
Less: FCM fees			(5,143.65)
Foreign currency gain/(loss)			(394.07)
Interest income			3,566.35

Total Income			(369,387.63)

EXPENSES

Management fees			26,612.77
Incentive fees			860.14

Total Expenses			27,472.91

Net Income (Loss)			$(396,860.54)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	109,314.72957	$14,100,026.29	128.99
Current month additions	—	—
Current month redemptions	(333.75504)	(41,944.75)
Net Income (loss) for current month		(396,860.54)

Net Asset Value, end of current month	108,980.97453	$13,661,221.00	125.35

	Monthly rate of return		-2.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(202,051.28)
Unrealized trading gain/(loss)			(172,653.16)
Less: commissions			(645.34)
Less: FCM fees			(4,334.24)
Foreign currency gain/(loss)			633.25
Interest income			2,566.85

Total Income			(376,483.92)

EXPENSES

Management fees			17,924.84
Incentive fees			2,964.76

Total Expenses			20,889.60

Net Income (Loss)			$(397,373.52)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,022.83041	$11,445,919.10	137.86
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(397,373.52)

Net Asset Value, end of current month	83,022.83041	$11,048,545.58	133.08

	Monthly rate of return		-3.47%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$7,935.85
Unrealized trading gain/(loss)			(1,494.40)
Less: commissions			—
Less: FCM fees			(334.99)
Foreign currency gain/(loss)			—
Interest income			1,081.20

Total Income			7,187.66

EXPENSES

Management fees			806.15
Incentive fees			—

Total Expenses			806.15

Net Income (Loss)			$6,381.51

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,932.07972	$768,318.44	70.28
Current month additions	219.92942	16,000.00
Current month redemptions	(87.49277)	(6,328.01)
Net Income (loss) for current month		6,381.51

Net Asset Value, end of current month	11,064.51637	$784,371.94	70.89

	Monthly rate of return		0.87%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

8

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(83,221.78)
Unrealized trading gain/(loss)			8,684.54
Less: commissions			(311.93)
Less: FCM fees			(610.17)
Foreign currency gain/(loss)			164.43
Interest income			2,536.92

Total Income			(72,757.99)

EXPENSES

Management fees			2,519.43
Incentive fees			—

Total Expenses			2,519.43

Net Income (Loss)			$(75,277.42)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	13,140.64252	$1,725,776.18	131.33
Current month additions	2,462.44619	314,500.00
Current month redemptions	(14.33704)	(1,816.33)
Net Income (loss) for current month		(75,277.42)

Net Asset Value, end of current month	15,588.75167	$1,963,182.43	125.94

	Monthly rate of return		-4.11%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2

9